U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 2 TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ON FORM SB-2


                            Zomex Distribution, Inc.
             (Exact name of registrant as specified in its charter)

Nevada                                7372
------                                ----                   -------------------
(State or other           (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of            Classification Code Number)       Identification No.)
incorporation or
organization)

7828 Birch Bay Drive JL404, Blaine, Washington                             98230
----------------------------------------------                             -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (250) 767-2961
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp Law Corporation
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
==============================================================================================

     Title of each class           Amount     Proposed maximum  Proposed maximum    Amount of
        of securities              to be       offering price      aggregate      registration
      to be registered           registered       per share      offering price        fee
-----------------------------  -------------  ----------------  ----------------  ------------

Common Stock, $.001 par value      9,371,905        $0.10         $937,190.50        $223.99
==============================================================================================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

(begin boldface)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
(end boldface)

                             Preliminary Prospectus
                            Zomex Distribution, Inc.,
                              a Nevada corporation

                        9,371,905 Shares of Common Stock


This prospectus relates to 9,371,905 shares of common stock of Zomex Distribution, Inc., a Nevada corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system, including the Over The Counter Bulletin Board. There is currently no public market for our shares of common stock.


The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration or qualification of any sales being offered or sold under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification.

In the event our common stock becomes listed on a national securities exchange or quoted on an automated quotation system, the selling security holders may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by our selling securityholders.


(begin boldface)
See the section of this prospectus entitled "Risk Factors" beginning on page 6 for factors to be considered before investing in the shares of our common stock.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
(end boldface)



                  The date of this prospectus is April 8, 2002
                             Subject to completion.

                                TABLE OF CONTENTS


     Prospectus Summary......................................................5
     Risk Factors............................................................6
          If we are not able to effectively compete against other
           software providers in the convention software industry,
           we may not generate any revenues..................................6
          Cooperative relationships among our competitors could
           prevent us from developing market share...........................7
          Software defects that are discovered in our proposed
           software could harm our business by damaging our
           reputation, causing us to lose any customers we might
           have and resulting in significant costs and liabilities...........7
          We may not be able to protect our intellectual property
           and other proprietary rights from infringement by third
           parties...........................................................7
          We have incurred losses since inception and substantial
           doubt exists about our ability to continue as a going
           concern...........................................................8
          Even if we raise sufficient capital to continue as a going concern, we will need to raise additional capital to
           develop, market and distribute our software. If we do not
           raise additional capital, we will not be able to compete
           in the convention software market.................................8
          Our ability to raise additional capital by the sale of our stock may be harmed by competing resales of our common
           stock by the selling security holders.............................8
          We currently have only one officer and director, Peter
           Buckley. He is engaged in other activities that could have conflicts of interest with us. Therefore, he may not devote sufficient time to our affairs....................................9
          As our only officer and director, Mr. Buckley exerts almost total control over our operations, except for matters
           requiring approval of our shareholders............................9
          We are registering all of our issued and outstanding shares of common stock, including those shares owned by our only
           current officer and director, Mr. Buckley. The selling
           security holders, including Mr. Buckley, may sell all of
           their shares immediately after those shares are registered, which could significantly decrease the price of our common stock and reduce Mr. Buckley's desire to see us succeed...........9
          We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares..........9
          Because we lack a public market for shares of our common
           stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the
           price of their shares is too high.................................9
     Use of Proceeds.........................................................10
     Determination of Offering Price.........................................10
     Dilution................................................................10
     Selling Security Holders................................................10
     Plan of Distribution....................................................15
     Legal Proceedings.......................................................17
     Directors, Executive Officers, Promoters and Control Persons............17
     Security Ownership of Certain Beneficial Owners and Management..........18
     Description of Securities...............................................19
     Interest of Named Experts and Counsel...................................19
     Disclosure of Commission Position on Indemnification for
      Securities Act Liabilities.............................................19
     Organization Within Last Five Years.....................................20
     Description of Business.................................................21
     Management's Discussion and Analysis of Financial Condition and
      Results of Operations..................................................25
     Description of Property.................................................26
     Certain Relationships and Related Transactions..........................26
     Market for Common Equity and Related Stockholder Matters................26

     Executive Compensation..................................................27
     Financial Statements....................................................28
     Changes in and Disagreements with Accountants on Accounting and
      Financial Disclosure...................................................29
     Experts.................................................................29
     Additional Information..................................................29
     Indemnification of Directors and Officers...............................29
     Other Expenses of Issuance and Distribution.............................30
     Recent Sales of Unregistered Securities.................................30
     Exhibits................................................................31
     Undertakings............................................................31
     Signatures    ..........................................................33

Prospectus Summary
------------------

Our Business:       Our principal business address is 7828 Birch Bay Drive
                    JL404, Blaine, Washington; our telephone number (250)
                    767-2961.


                    We are a developmental stage company and we acquired an early or basic version of convention registration software from Trans-National Software Distributors, Ltd. Peter Buckley, our founder, was an officer, director and shareholder of Trans-National at the time of this acquisition. Trans-National Software Distributors, Inc. has been inactive since the transaction on February 26, 1999, and its corporate charter has now been revoked by the Nevada Secretary of State for failure to file required annual reports with the Nevada Secretary of State. Peter Buckley is no longer Trans-National Software Distributors Ltd.'s president, secretary and treasurer.

                    While we plan to develop that software into full featured, multi-platform software and market it to convention centers and businesses that facilitate conventions, we currently have no business, revenues or tangible assets. We also will not receive any funds from this offering, so our ability to develop our software is in doubt.


Our State of        We were incorporated in Nevada on August 12, 1998.
Organization:

Number of Shares    We are registering 9,371,905 shares of our common stock held
Being Offered:      by 273 of selling security holders. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.


Number of Shares    9,371,905 shares of our common stock are issued and
Outstanding After   outstanding. We have no other securities issued, and we are
the Offering:       registering all of our issued and outstanding common stock for resale by the selling security holders. There is no public market for our common stock and a public market may not develop.


Estimated use of    We will not receive any of the proceeds from the sale of
proceeds:           those shares being offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not prepared to lose the entire amount of his or her investment.

(begin boldface)
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.
(end boldface)

                Risks Related to the Convention Software Industry

If we are not able to effectively compete against other software providers in
-----------------------------------------------------------------------------
the convention software industry, we may not generate any revenues. The market
------------------------------------------------------------------
for our products is intensely competitive and subject to rapid change. We will compete against companies such as:
     o Convention Data Services, Inc., which is a computer-based trade show registration company located in Hyannis, Massachusetts and provides registration via phone, fax, Internet, and mail, as well as funds processing and reconciliation and custom marketing services;
     o Profit Systems, Inc., which claims its EventPro software is the most advanced and user friendly even management software in the world. This software is currently used by convention centers, auditoriums, concert halls, hotels, colleges, banquet halls, and caterers across the United States, Central America, Europe and Canada, and features full web integration.
     o Newmarket International, Inc., headquartered in Portsmouth, New Hampshire, which claims to be the world leader in sales automation software for the hospitality industry and which offers computer solutions for hotels, convention centers, and convention and visitors bureaus. Newmarket offers 24 hour customer support, complete customer training, and a wide variety of software solutions.
     o Exhibit Vision, Inc., located in Evergreen, Colorado, which provides automated solutions for seminars, corporate meetings, special events, conferences and trade shows, including online registration, payment and credit card processing, and on-site registration services;
     o Event Solutions, Unlimited, a service of Commerce Travel, Inc. A leading travel service provider, Commerce Travel, Inc. has applied its experience and significant marketing power to offer complete registration and planning services to the conference, trade show, and convention planning industries. This competitor, located in Baltimore, Maryland, claims to be expending substantial funds on technology and offers to customize its software to meet client needs. It also offers toll free telephone and Internet registrations, check and credit card payment processing, on-site registration, and a complete registration packet to its clients;
     o Afficient provides automated registration and accepts participation fees online for sporting events, seminars, conferences, tradeshows, conventions, and professional associations. Afficient develops and owns proprietary software that facilitates the registration process. It claims that its software is housed in the most technologically advanced servers available, and offers its clients with access to real time data and a customer service system. It also accepts full responsibility for all electronic transactions;
     o SDD Systems, a closely held software company based in Delray Beach, Florida, began as a telephony and communications accounting software provider in 1991. Its communications accounting products now manage the telephone and Internet revenues for hundreds of the largest commercial properties across North America and the Caribbean. This competitor has moved into the convention software market and provides software for convention and meeting space managers to automate event services, collections and other event charges. SDD claims that it is continually enhancing its software solutions.
     o Event Software Corporation, founded in 1984, and located in Mesa, Arizona, provides software solutions to arenas, convention centers, coliseums, performing arts centers, universities, museums and businesses. This competitors top seller is Fastbook, a booking system that performs every function necessary to quickly schedule and track all aspects of an event, from initial inquiry to final invoicing.

These competitors, and many others, have longer operating histories, significantly greater financial, technical, marketing and other resources than us, significantly greater name recognition and a large installed base of customers. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of competitive products than we can. There is also a substantial risk that announcements of competing products by large competitors could result in the delay or postponement of customer orders in anticipation of the introduction of such new products.

Cooperative relationships among our competitors could prevent us from developing
--------------------------------------------------------------------------------
market share. Our current and potential competitors have established or may
------------
establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. For example, Newmarket International recently entered into a partnership with Keane, Inc., a leading information-technologies consulting firm traded on AMEX under the symbol KEA. This partnership leverages Keane's e-solution experience with Newmarket's market leadership in the hospitality industry to develop MeetingBroker.com, a web-based service which facilitates business among meeting planners, hotels, sales offices, convention centers, and members of the hospitality industry. These cooperative relationships may limit our ability to sell our products. Accordingly, new competitors or competitive cooperative relationships may emerge and rapidly gain significant market share. We also expect that competition will increase as a result of software industry consolidation. Increased competition is likely to result in price reductions, fewer customer orders, reduced margins and loss of market share, any of which could harm our revenues and business.

In addition to these well-established competitors, because there are relatively low barriers to entry in the software market, we may encounter additional competition from many established and emerging companies in related industries.

Software defects that are discovered in our proposed software could harm our
----------------------------------------------------------------------------
business by damaging our reputation, causing us to lose any customers we might
------------------------------------------------------------------------------
have and resulting in significant costs and liabilities. Our existing and
-------------------------------------------------------
proposed software products are complex and may contain errors or defects, particularly when first introduced or when new versions or enhancements are released. In addition, our software may be used in combination with complex products or systems developed by other vendors or by the end-users. As a result, should problems occur, it may be difficult to identify the source of the problem. Defects and errors, or end-user perception of defects and errors, found in current versions, new versions or enhancements of our products after commencement of commercial shipments may result in:

     o    loss of any customer base we may have developed;

     o    damage to our brand reputation;

     o    delay in market acceptance of our current and future products;

     o    diversion of development and engineering resources; and

     o    legal actions by customers.


We may not be able to protect our intellectual property and other proprietary
-----------------------------------------------------------------------------
rights from infringement by third parties. We intend to protect our software,
-----------------------------------------
documentation and other written materials pursuant to trade secret and copyright laws, which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products will be difficult, and while we are unable to determine the extent to which piracy of our software products will exist, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or elsewhere will be adequate or that the competition will not independently develop similar technology, which could keep us from entering the convention industry computer software market.

We may in the future be subject to claims that our products, trademarks or other proprietary rights require a license of intellectual property rights or infringe, or may infringe, on their proprietary rights. As the number of software products in the industry increases, and the functionality of these products further overlaps, we believe that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert our attention, cause product shipment delays, or require that we enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event that a successful claim of product infringement is made against us, our failure or inability to license the infringed or similar technology, our business, operating results and financial condition would be materially and adversely affected.


In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims could cause us significant expense and divert the efforts of our technical and management personnel from productive tasks, whether or not such litigation is determined in our favor. In the event of an adverse ruling in any such litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and spend significant resources to develop non-infringing technology or obtain licenses for infringing technology. Our failure to develop or license a substitute technology could have a material adverse effect on our business, financial condition, results of operations and business prospects.

                          Risks Related to Our Business


We have incurred losses since inception and substantial doubt exists about our
------------------------------------------------------------------------------
ability to continue as a going concern. Since our formation on August 12, 1998,
--------------------------------------
we have incurred losses in all reporting periods. At December 31, 2001, we had accumulated a deficit during the development stage of $55,417 and we have not generated any revenues. We owe $9,900 which we borrowed from stockholders and which is evidenced by outstanding unsecured, non-interest bearing promissory notes which were due on March 16, 2001, and remain unpaid. In addition we have borrowed $34,520 from another stockholder, which is unsecured, non-interest bearing and is due on demand. Although the stockholder and promissory note holders have taken no action to enforce payment, the note holder might do so in the future. The auditor's report in our December 31, 2001 financial statements includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception, factors which raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties. We therefore must raise additional capital to continue to fund our business plan. We will not receive any funds from the sale, by the selling security holders, of their common stock in this offering. We will pay the costs and expenses of this offering primarily with funds which we have borrowed from one of our shareholders, Firm Foundation, which is controlled by John DeVries, Peter Buckley's brother-in-law, which has put us further in debt.


Even if we raise sufficient capital to continue as a going concern, we will need
--------------------------------------------------------------------------------
to raise additional capital to develop, market and distribute our software. If
------------------------------------------------------------------------------
we do not raise additional capital, we will not be able to compete in the
-------------------------------------------------------------------------
convention software market. Our software is an early or basic version of
--------------------------
convention registration software and is not developed enough to compete for customers in the convention software solutions market. In order to develop that software into full featured, multi-platform software and market it to convention centers and businesses that facilitate conventions, and receive revenues from the commercial exploitation of our software, we will have to raise considerable additional capital for research and development. We will not receive any funds from this offering.


Our ability to raise additional capital by the sale of our stock may be harmed
------------------------------------------------------------------------------
by competing resales of our common stock by the selling security holders. The
------------------------------------------------------------------------
price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. We anticipate that we will attempt to raise additional capital in the near future by sales of our securities. Sales by our selling securityholders would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate, because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock from us, or at all, if the selling security holders are selling their shares of common stock. The selling shareholders all acquired their shares on February 26, 1999, as part of an asset purchase agreement for our computer software with Trans-National Software Distributors, Ltd., an affiliate of our founder, Peter Buckley.


We currently have only one officer and director, Peter Buckley. He is engaged in
--------------------------------------------------------------------------------
other activities that could have conflicts of interest with us. Therefore, he
-----------------------------------------------------------------------------
may not devote sufficient time to our affairs.  Mr. Buckley has existing
---------------------------------------------
responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that Mr. Buckley, and any of our future officers and directors, may have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.


As our only officer and director, Mr. Buckley exerts almost total control over
------------------------------------------------------------------------------
our operations, except for matters requiring approval of our shareholders.
-------------------------------------------------------------------------
Although Mr. Buckley owns less than 5% of our outstanding stock, as our only officer and director, he currently controls our day to day operations and our business affairs and policies. Mr. Buckley lacks experience in the convention software area. We do not have an employment agreement with Mr. Buckley and there can be no assurance he will remain employed by us as an officer or affiliated with us as the sole director. Should he cease to be affiliated with us before a qualified replacement could be found, we could be left without any management.

We are registering all of our issued and outstanding shares of common stock,
----------------------------------------------------------------------------
including those shares owned by our only current officer and director, Mr.
--------------------------------------------------------------------------
Buckley. The selling security holders, including Mr. Buckley, may sell all of
-----------------------------------------------------------------------------
their shares immediately after those shares are registered, which could
-----------------------------------------------------------------------
significantly decrease the price of our common stock and reduce Mr. Buckley's
-----------------------------------------------------------------------------
desire to see us succeed. All of the stock owned by the selling security holders
------------------------
will be registered by the registration statement of which this prospectus is a part. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly. If Mr. Buckley sells all or most of his shares, he would no longer have the same incentive to see us succeed. Moreover, a conflict of interest may occur between Mr. Buckley's duties to us and his personal interest in selling his shares. Although we cannot assure you that Mr. Buckley will not sell some or all of his shares as soon as those shares are registered, Mr. Buckley has indicated that he does not plan to sell all or a significant portion of his shares in the foreseeable future. All of the selling security holders acquired their shares of our common stock on February 26, 1999, when we issued 9,371,905 shares of our common stock to shareholders of Trans-National Software Distributors, Ltd., a Nevada corporation.


We lack a public market for shares of our common stock, which may make it
-------------------------------------------------------------------------
difficult for investors to sell their shares. There is no public market for
--------------------------------------------
shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and the introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies, particularly technology companies, and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering
----------------------------------------------------------------------------
price of the shares will be arbitrarily determined by the selling security
--------------------------------------------------------------------------
holders. Therefore, investors may lose all or part of their investment if the
-----------------------------------------------------------------------------
price of their shares is too high. Our common stock is not publicly traded and
---------------------------------
we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities not traded on a securities exchange. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers of our common stock may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be "unsuitable" for a person who cannot afford to lose his or her entire investment.

All of the Company's shareholders, including Mr. Buckley, Firm Foundation, 453816 B.C. Ltd., Dave DeVries, David Goertz, Ken Hoegenes, Ralph Bromely, Bob Young, Brent Mussche, Hank Van der Woerd, Terry Scott and BCM Investments, received their shares as a result of the Company's purchase of a software program known as "Convention System" from Trans-National Software Distributors, Ltd. in exchange for 9,371,905 of the Company's common shares. The Company issued those common shares directly to the Trans-National shareholders in exchange for the asset transfer of the Convention System computer software on February 26, 1999.


Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our
--------------------------------------
common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for our assets. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not create additional dilution.

Selling Security Holders
------------------------


The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. All of the selling shareholders were originally shareholders of Trans-National Software Distributors, Ltd. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except Peter Buckley, our sole officer and director, who owns 425,000 shares. David DeVries, who owns 420,000 shares, is Mr. Buckley's nephew, and John DeVries, who is the only officer, director and shareholder of Firm Foundation, which owns 863,125 shares, is Mr. Buckley's brother-in-law. Other than those relationships, none of the selling security holders had or have any material relationship with us or with Mr. Buckley. William Gold is the president, director, and majority shareholder of 453816 B.C. Ltd., a British Columbia corporation which owns 845,000 shares.


NAME OF SELLING                                          PERCENTAGE OF CLASS
SHAREHOLDER                    NUMBER OF SHARES          OWNED AFTER OFFERING

Firm Foundation                   863,125                0%
David Goertz                      845,000                0%
Luke Stack                        425,000                0%
453816 B.C. Ltd                   845,000                0%
Ken Hogenes                       845,000                0%
Dave DeVries                      420,000                0%
Ralph Bromely                     850,000                0%
Ingrid Wagner                     425,000                0%
Bob Young                         850,000                0%
Peter Buckley                     425,000                0%
Brent Mussche                     845,000                0%

Hank Van der Woerd                850,000                0%
Terry Scott                       850,000                0%
Adam, Ray C                           100                0%
Adams, Ronald G.                      100                0%
Adelman, Donald                       100                0%
Adler, Marie Rose                     100                0%
Adoff, Seymour                        100                0%
Anis, Rose                            100                0%
Avallone, Anthony                     100                0%
BCM Investments Inc.               10,300                0%
Barber, Ray E                           3                0%
Bayek, Dorothy G                      100                0%
Bedford, Charles B                    100                0%
Berzansky                               2                0%
Bethesda Church of God                  7                0%
Bischoping, Frank/Joan                100                0%
Bonacci, Sam                          100                0%
Bookman, George B                     100                0%
Boorady, Frederick A                  100                0%
Boorady, Frederick A                  100                0%
Boorady, Frederick A                  100                0%
Boorady, Marilyn A                    100                0%
Boorady, Marilyn A                    100                0%
Bousman, Neil S                       100                0%
Boyd, Marie M                         100                0%
Boyd, Michael A                       100                0%
Boyle, James C                        100                0%
Branch, Joe                           100                0%
Brooks, Christopher                   100                0%
Bruce, Calvin                           2                0%
Bruno, Joseph M                         1                0%
Budlong, Barry                        100                0%
Caffall, Peter                        100                0%
Caramagoyo, Dominic                   100                0%
Cavagnuolo, Salvatore F               100                0%
Cavallaro, Joseph J                   100                0%
Cebulski, Chester                     100                0%
Coble, John E                         100                0%
Cole, Terri                             2                0%
Comotti, Elmo/Margaret                  1                0%
Contant, Roger                        100                0%
Coons, Bernard                        100                0%
Curtis, Franklin T                    100                0%
Cuva, Anthony                         100                0%
Cuylear, Charles                        2                0%
Cuylear, Israel                         2                0%
Davids, Harold                        100                0%
Davidson, Davy                        100                0%
Davidson, Edward M                    100                0%
Davidson, Robert B                    100                0%
Deibel, David L                       100                0%
Diamond, Michael                       60                0%
Diamond, Morris                       100                0%

Diamond, Shirley                      200                0%
Dibella, John                         100                0%
Dobaj, Frances M.                     100                0%
Dobbs, Marian F                       100                0%
Doyle, Peter G                        100                0%
Dudek, Bernard                        100                0%
Dudek, John                           100                0%
Dudick, Anthony                       100                0%
Dupree, Collen/Thelma                   1                0%
Duvall, David                         100                0%
Dyer, John                            100                0%
Eakle, Darrel W                       100                0%
Edelman, Laurie                       100                0%
Edly, Alan                            100                0%
Elardo, Vincent F                     100                0%
Elliott, Stephen                      100                0%
Eylward, Jason                        100                0%
Fadel, Skina                          100                0%
Feduke, Michael                       100                0%
Fiduciary Trust Co                    100                0%
Fifield, James G                      100                0%
Flanagan, James P                     100                0%
Fox, Joseph                           100                0%
Franchell,Raymond/Marlyn              100                0%
Gaymar, Bizian                        100                0%
Gebhardt, Roland                      100                0%
Gluhanich, Gerald                       3                0%
Gold, David                           100                0%
Goldey, John S                        100                0%
Goldstein, Robert                       1                0%
Good, Edwin/Carol                     100                0%
Goodman, Geraldine                    100                0%
Goodman, Mimi                         100                0%
Habib, George                         100                0%
Hayden, Amy K.                        100                0%
Haymes, Michael                       100                0%
Heap, Harold W                        100                0%
Heckman, Robert                       100                0%
Heidel, David E                       100                0%
Heiner III, Earl W                      3                0%
Henck, Harriet R.                     100                0%
Hennessey, James C                    100                0%
Hill, Dennis C                        100                0%
Hilliard, Hal                         100                0%
Hoboken, Cynthia S                    100                0%
Hodge, Joe D                          100                0%
Hodges, Dewey                         100                0%
Hodges, James M                       100                0%
Hodges, John E                        100                0%
Hodges, Richard R                     100                0%
Hoffberg, William E                   100                0%
Hoffman, Edwin A                      100                0%
Hoffman, Herbert S                    100                0%

Hoffman, Ross                         100                0%
Hoffman, Ruth                         100                0%
Hoffman, Theresa                      100                0%
Hoffman, Walter                       100                0%
Hoffman, Walter/Marjorie              100                0%
Hudgins, C Jeffrey                    100                0%
Huyler, Helen E                       100                0%
Hyder, June                           100                0%
Hydrick, Mrs Peter                    100                0%
Hyland, John                          100                0%
Hyland, T.S.                          100                0%
Hyman, Daniel                         100                0%
Iodice, Austin                        100                0%
Jaszewski, Casimer J                  100                0%
Jaszewski, Hella T                    100                0%
Jeffries, Quinton R                   100                0%
Jeniczka, Richard R                   100                0%
Joyce, John F                         100                0%
Judge, Jeremy G                       100                0%
Kauffman, Phillip                     100                0%
Kaufman, Harry                        100                0%
Kaylif, Jerry/Elizabeth               100                0%
Kennedy, Mary Kovalsky                100                0%
Klein, Donald                         100                0%
Koffman, David L                      100                0%
Kozak, Antonin                        100                0%
Kress, Patricia A                     100                0%
Labella, Louis P Jr                   100                0%
Lamendola, Louis P                    100                0%
LaMorte, Patsy                        100                0%
Landsman, William                     100                0%
Lane, Richard                         100                0%
Laux, David F                         100                0%
Lavallee, Merle E.                    100                0%
LeBlanc, Paul Andre                   100                0%
LeDuc, Barbara Ann                    100                0%
Leone, James                          100                0%
Ling-Diamond, Jessica                   8                0%
Ling-Diamond, Mahalia                   8                0%
Loveless, Graden E                    100                0%
Lubavitch, Chabad                     100                0%
Lubell, Alan                          100                0%
Luttinger, Bernardin/Thomas             1                0%
Luxenberg, Amy D                        8                0%
Luxenberg, Stephany                     8                0%
Luxenberg, Suzanne                     60                0%
Lyman, John Jr                        100                0%
Madhani, Arun J.                      100                0%
Mandeville, Olga                      100                0%
Marino, Robert R                      100                0%
Marino, Robert R                      100                0%
Marino, Robert R                      100                0%
Marino, Robert R                      100                0%

Marshall, Akimi                       100                0%
Mayhew, David                         100                0%
Mazzo, Louis G                        100                0%
McGinley, Michael D                   100                0%
Merzel, Moishe                          3                0%
Merzel, Rose                            4                0%
Metz, Horace/Margaret                 100                0%
Meyers, Esther                        100                0%
Mills, Carole                         100                0%
Morrissey, Stephen                      2                0%
Nacca, Joseph R                       100                0%
Naclerio, Louise Sidoli               100                0%
Nadelman, Melvin                      100                0%
Nadich, Judah                         100                0%
Naidich, David P                      100                0%
Napiorkowski, Witold M                100                0%
Naylor, Susan                         100                0%
Needham, Dottie                       100                0%
Neufeld, Milton Revoc.Trust           100                0%
Neufeld, Stephen                      100                0%
Neukomm, Hans                         100                0%
Neville, Susan                        100                0%
Niedeber, Irwin                       100                0%
Noble, James W                        100                0%
Novick, Edward                        100                0%
Novick, Julius                        100                0%
Osber, Martin                         100                0%
Phelps, Bruce                         100                0%
Phillips, Richard/Marion              100                0%
Pikuzinski, Edmund                    100                0%
Pokorak, Joseph H                     100                0%
Potter, Barbara L                     100                0%
Raviola, Frank D                      100                0%
Redak, Harvey E                       100                0%
Reeg, Donald H                        100                0%
Rehwinkel, Joseph L.                  100                0%
Rice, Donovan                         100                0%
Rievman, Ellen                        100                0%
Roche, Gerald D                       100                0%
Rodbell, Sidney                       100                0%
Rogers, Clarence A                    100                0%
Rose, Richard                         100                0%
Rozewicz, Walter                      100                0%
Rudolph, Rolland R                    100                0%
Ryberg, John C                        100                0%
Safier, Alice                           5                0%
Sall, Lawrence                        100                0%
Saraf, John                           100                0%
Sardi, Joseph/Elda                    100                0%
Savage, James H                       100                0%
Sayler, John M                        100                0%
Scholl Valentine                      100                0%
Seidmann, Paula Jane                  100                0%

Seostrom, Lillian                     100                0%
Simons, Benton R.                     100                0%
Sklarsky, Richard A                   100                0%
Smith, June L                         100                0%
SOE Trust                             100                0%
Sokol, Stephen                        100                0%
Southward Investments                 200                0%
Spector, Helene R.                    100                0%
Strong, Warner/Mary                   100                0%
Sukenik, Rachelle                      60                0%
Sukenik, Shira                          8                0%
Sukenik, Shraga                         8                0%
Sylvester, Anna                       100                0%
Takahashi, Yoshiko                    100                0%
Taylor, Frank J                       100                0%
Taylor, George J. Jr                  100                0%
Taylor, Jane Lincoln                  100                0%
Taylor, Joan Alice                    100                0%
Taylor, Robert F. Jr                  100                0%
Taylor, Rosalind E                    100                0%
Tedford, Kenneth                      100                0%
Thaler, Elizabeth E                   100                0%
Thompson, Tenley                        2                0%
Thorp, Brian                          100                0%
Tietjen, Robert H.                    100                0%
Tobin, Alexander                      100                0%
Todd, Thomas                          100                0%
Tramdot Development Corp.             200                0%
Tyler, Edward                         100                0%
Tyler, Louise                         100                0%
Upoff, Barry                          100                0%
Webler, Roy F.                        100                0%
Weeks, Robert                         100                0%
Wehmann III, A Conrad                 100                0%
Weiblen, William/Eileen               100                0%
Weinberg, Robert                        4                0%
Weit, Gerald                          100                0%
White, Richard G.                     100                0%
Widmann, Robert T                     100                0%
Widmer, Caroline                      100                0%
Wilke, Barbara H                      100                0%
Woodman, Harry                        100                0%
Woodman, Russell/Phyllis              100                0%
Wyckoff, Claire                       100                0%
Wygmans, John                         100                0%
Wyle, T. Alan                         100                0%
Wylie, Deborah                        100                0%
Zagoloff, Anna                          1                0%
Zipkin, Sylvia                        100                0%
Zygrel, John                          100                0%

Plan of Distribution
--------------------

We are paying offering expenses of approximately $21,124 for the benefit of the selling security holders. The shares will not be sold in an underwritten public offering. This offering will not be conducted at the market.


The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so, acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. Although we will not be receiving any funds from this offering, we will be paying the expenses of this offering, primarily with funds which we have borrowed from one of our shareholders, Firm Foundation, which is controlled by John DeVries, Peter Buckley's brother-in-law. There can be no assurance that the selling security holders will sell any or all of the offered shares.


Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

Regulation M, and Rules 100 through 105 under Regulation M, govern the activities of issuers,underwriters, and other persons participating in a securities offering and contain provisions designed to eliminate the risks of illegal manipulation of the market price of securities by those persons.

Regulation M proscribes certain activities that offering participants could use to manipulate the price of an offered security. Regulation M contains six rules covering the following activities during a securities offering: (1) activities by underwriters or other persons who are participating in a distribution (i.e., distribution participants) and their affiliated purchasers; (2) activities by the issuer or selling security holder and their affiliated purchasers; (3) Nasdaq passive market making; (4) stabilization, transactions to cover syndicate short positions, and penalty bids; and (5) shortselling in advance of a public offering. Of particular importance to our selling securityholders, and potential purchasers of their shares being offered for resale, are Rule 102 and Rule 104.

Rule 102 applies only during a "restricted period" that commences one or five business days before the day of the pricing of the offered security and continues until the distribution is over. Rule 102 covers issuers, selling security holders, and related persons. The rule allows issuers and selling security holders to engage in market activities prior to the applicable restricted period. During the restricted period, Rule 102 permits bids and purchases of odd-lots, transactions in connection with issuer plans, and exercises of options or convertible securities by the issuer's affiliated purchasers, and transactions in commodity pool or limited partnership interests during distributions of those securities.

Rule 104 regulates stabilizing and other activities related to a distribution. Rule 104 allows underwriters to initiate and change stabilizing bids based on the current price in the principal market (whether U.S. or foreign), as long as the bid does not exceed the offering price. Also, by providing for greater disclosure and record keeping of transactions that can influence market prices immediately following an offering, Rule104 addresses the fact that underwriters now engage in substantial syndicate-related market activity, and enforce penalty bids in order to reduce volatility in the market for the offered security.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M.

Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.


Because we may be subject to the "penny stock" rules, the trading activity in
-----------------------------------------------------------------------------
our stock may be reduced. Broker-dealer practices in connection with
-------------------------
transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, such as shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities
---------------------------------
of Peter Buckley, who is currently our only officer and sole director. The interruption of Mr. Buckley's services would have a material adverse effect on our operations, profits and future development, if a suitable replacement for him was not promptly obtained. We currently do not have any employment or non-competition agreements with Mr. Buckley, but we anticipate that we will enter into an employment agreement with Mr. Buckley in the future, provided that we fill at least two of the vacancies on our board of directors with outside directors who can form a compensation committee and negotiate, on behalf of the company, with Mr. Buckley regarding the terms and conditions of such an employment agreement. We cannot guaranty that Mr. Buckley will remain with us for any length of time, although he has informed the company that he does not intend to sell a significant amount of his shares being registered in this offering and plans to continue his relationship with the company for the foreseeable future. In addition to retaining Mr. Buckley's services as our current management, our success depends, in part, upon our ability to attract and retain other talented personnel. We cannot guaranty that we will be able to do so. Mr. Buckley will hold office until his resignation or removal. The following table and biographical information provides additional information about Mr. Buckley which potential purchasers of our common stock should consider before making any investment decision.

     ===========================================================================
     Name                  Age   Position
     ------------------  ------  -----------------------------------------------
     Peter C. Buckley      48    President, Secretary, Treasurer, and Director
     ===========================================================================


Peter C. Buckley has been our president, secretary, treasurer, and sole director since December 23 1998, and he is therefore solely responsible for management of our company. Since June 30, 1998, Mr. Buckley has also been the Secretary and a director of Backup-2-net Services, Inc., which operates an internet service which provides backup and encrypted copies of client's critical files and records. He served as a management consultant to Exan Mercedes, which markets and develops software for dental office management, from September 1997 to June 1998. Mr. Buckley also served as a supervisor for the Oldham Corporation, managing the city of Oldham, England's city maintenance crews from September of 1977 through September 1997. Mr. Buckley currently resides at 5205 Buchanan Road, Peachland, British Columbia, Canada, VOH 1X1. He is David DeVries' uncle and John DeVries' brother-in-law, shareholders who control the voting power, in the aggregate, of 1,283,125 shares of our issued and outstanding common stock by virtue of direct ownership (David DeVries owns 420,000 shares, held in his own name, and John DeVries beneficially owns 863,125 shares held by Firm Foundation, as he is Firm Foundation's sole officer, director and shareholder.


There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. Buckley from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting him of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock and by our sole officer and director.


Title of Class    Name and Address of                Amount and Nature of             Percent of Class
                  Beneficial Owner                   Beneficial Owner
----------------  ---------------------------------  -------------------------------  ----------------
Common Stock      Peter Buckley                      425,000 shares; president,             4.5%
                                                     secretary and sole director
Common Stock      Firm Foundation; sole officer,     863,125 shares; principal              9.2%
                  director and shareholder is        shareholder
                  Peter Buckley's brother-in-law,
                  John DeVries
Common Stock      David Goertz                       845,000 shares; principal              9.0%
                                                     shareholder
Common Stock      453816 B.C. Ltd.; majority         845,000 shares; principal              9.0%
                  shareholder is William Gold        shareholder
Common Stock      Ken Hogenes                        845,000 shares; principal              9.0%
                                                     shareholder
Common Stock      Ralph Bromely                      850,000 shares; principal              9.1%
                                                     shareholder
Common Stock      Bob Young                          850,000 shares; principal              9.1%
                                                     shareholder
Common Stock      Brent Mussche                      845,000 shares; principal              9.0%
                                                     shareholder
Common Stock      Hank Van der Woerd                 850,000 shares; principal              9.1%
                                                     shareholder

                                       18




Common Stock      Terry Scott                        850,000 shares; principal              9.1%
                                                     shareholder
Common Stock                                         All directors and named                4.5%
                                                     executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.


While none of the principal shareholders has any verbal or written understanding which would suggest that the principal shareholders vote as a group, because a small number of persons, some of whom are close relatives, own almost all of the issued and outstanding shares of common stock, it is likely that a minority investor will not have any effective influence over those matters which require shareholder approval.


Changes in Control. We are not aware of any arrangements which may result in
-------------------
"changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------


We are authorized to issue 100,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock. As of March 31, 2002, 9,371,905 shares of our common stock and no shares of our preferred stock were issued and outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital
----------------
stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of us, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act
-----------------------------------------------------------------------
Liabilities
-----------

Article VIII of our Articles of Incorporation provides that we shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he or she is or was serving at our request as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith or in a manner he or she reasonably believed to be in our best interests. With respect to any criminal action or proceeding, he or she must have had no reasonable cause to believe his or her conduct was unlawful. Article VIII of our Articles of Incorporation also provides that:

     o we shall indemnify any officer or director who has been successful on the merits, or otherwise, in defense of any action, suit, or proceeding against all expenses reasonably incurred by him or herin connection with out the necessity of an independent determination that such director or officer met any appropriate standard of conduct;
     o such indemnification shall continue as to any person who has ceased to be an officer or director; and
     o we shall have the power to make any other or further indemnification except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by our board of directors, or duly authorized by a majority of our shareholders.

Article IX of our Articles of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing shall not apply to any liability of a director for any action for which the Nevada Business Corporation Act proscribes this limitation, and then only to the extent that this limitation is specifically proscribed.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with
---------------------------
each of our directors and executive officers. We will agree to indemnify each such person for all expenses and liabilities, including monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

(begin boldface)
Insofar as indemnification for liabilities resulting from the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. (end boldface)

Organization Within Last Five Years
-----------------------------------


Transactions with Promoters. Our shareholders received their shares as a result
----------------------------
of our purchase of a software program known as "Convention System" from Trans-National Software Distributors, Ltd. in exchange for 9,371,905 of our common shares. At the time of this transaction, Peter Buckley controlled Trans-National Software Distributors, Ltd., and was also our sole director. Therefore, this transaction was not the result of arm's-length negotiations and its terms and conditions were determined entirely by Mr. Buckley. He determined that the fair value of the acquired software was $9,371.91 and the value of our common stock was the par value of $.001 per share. At the time of this transaction, we did not own any assets except our capital stock. Mr. Buckley also determined that, because Trans-National Software Distributors, Ltd. owned the Convention System software, the shareholders of Trans-National Software Distributors, Ltd. each held an undivided interest in the Convention System software in proportion to each shareholder's ownership of common shares of Trans-National Software Distributors, Ltd. We therefore issued our common shares directly to the Trans-National Software Distributors, Ltd. shareholders in exchange for the asset transfer of the Convention System computer software. This transaction took place on February 26, 1999. Trans-National Software Distributors, Inc. has been inactive since the transaction on February 26, 1999, and its corporate charter has now been revoked by the Nevada Secretary of State for failure to file required annual reports with the Nevada Secretary of State. Peter Buckley is no longer Trans-National Software Distributors Ltd.'s president, secretary and treasurer.

Description of Business
-----------------------


Our Background. Zomex Distribution, Inc. was incorporated pursuant to the laws
---------------
of the State of Nevada on August 12, 1998. In the year ended December 31, 1999, we acquired an early version of convention registration software from Trans-National Software Distributors, Ltd., a Nevada corporation, by the issuance of 9,371,905 shares of our $.001 par value common stock to that company, which stock ultimately was distributed to the existing shareholders of Trans-National. Peter Buckley, the Company's founder, was an officer, director, and shareholder of Trans-National at the time of the acquisition.


Our Business. We currently are not licensing our convention registration
-------------
software, we have no customers, and we do not realistically expect to compete with our established competitors until and unless we raise additional capital to further develop our software. Our software is currently designed to:

     o execute registration of guests and exhibitors and classify each by type;
     o complete all receivable functions, including billing, cash collection and receipt printing;
     o    provide tax receipts for professional courses taken;
     o operate on a multi- user basis, handling conventions from 2,500 to 10,000 delegates; and
     o allow monitors to be placed around the convention center so delegates could retrieve their messages.


The software is currently using the OS/2 platform and we anticipate that we can adapt it to be used with a Unix based system. If we raise sufficient capital, our initial development efforts will beto adapt our software fit a number of other needs, such as moving the product into a Windows based platform.


We plan to develop our software into full feature, multi-platform software and market our software to convention centers and businesses that facilitate conventions. Our goal is to be a provider of information services and technology in the convention software industry. We believe that the key elements to the successful implementation of this goal are:

     o establish a position in the market for convention registration solutions by developing software which can offerconvention registration solutions at a competitive price;

     o continue to develop and improve our software solutions, which will require additional capital;

     o market our software directly to end-users, specificallyconvention centers and their representatives, by use of a website and by direct contacts, both of which will require additional capital;

     o create strategic alliances and pursue acquisition opportunities by relationships with other participants in the convention industry.


We must spend considerable funds on research and development if our computer software is going to become competitive. Projected research and development expenses consist primarily of personnel costs, costs of equipment, facilities and third party software development costs . We plan to retain the original software developers, Exan Technology, located in Vancouver, Canada, to further refine and develop our software. John DeVries is the sole shareholder, officer and director of Exan Technology. John DeVries, who is an officer, director, and shareholder of the Firm Foundation, which owns 863,125 of the Company's shares, is Mr. Buckley's brother-in-law. We anticipate that it will cost approximately USD $5,000 for the first stage of refinements to make the software commercially viable and approximately USD $150,000 to complete all of the development to enhance our current software and modify and adapt it to fit a number of other requirements, such as moving the software into a Windows based platform. However, in order to further modify our system, we must raise sufficient capital to hire Exan Technology to provide those services. We currently do not have funds available for such modifications.

Our competitors continue to spend significant funds on research and development of their convention industry software, as well as providing additional services, such as booking transportation and lodging, and providing customer support. Our software currently could be integrated with the Internet to provide for the electronic booking of convention space, but is currently designed to be used primarily by travel agents and other professionals, as opposed to the general public.

We anticipate that our research and development activities must be ongoing if we are to remain competitive. Even if we are successful in developing competitive convention software, we will be required to spend a significant amount of our funds on the marketing and promotion of our software. The minimum amount necessary to complete our current business development plans is approximately $400,000. We anticipate requiring approximately $200,000 over the next twelve months for employee wages; $20,000 to lease facilities; $50,000 for professional fees; $30,000 for office furnishings and equipment, including computer equipment; $10,000 for website development; and $90,000 for working capital. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our development, sales and marketing activities, and we would not be able to compete within this industry.

We anticipate that we may seek additional funding by public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be unable to continue as a going concern.


Industry Background. The convention software industry includes a significant
--------------------
variety of participants and complex information and transactions. We believe that costs associated with booking, registering and distributing guests, classrooms and exhibitors booths, convention registration-related staffing costs and registration system information technology expenses, represent a significant proportion of total operating costs. Our software, and other software offered by a large number of our competitors, simplifies the complexity of booking and registration information and transaction flows, thereby reducing the distribution costs of courses offered and exhibitors' rental of space. We believe that revenues delivered from electronically booked registrations will increase at a higher rate than overall convention industry revenues, as a greater number of conventions acquire electronic booking capabilities.

The registration and commission payment processes in the convention industry are complex and information intensive. Making a registration requires significant amounts of data, such as rates, features and availability. This complexity is compounded by the need to confirm, revise or cancel registrations, which generally requires that multiple parties have ongoing access to real-time registration information. Similarly, the process of reconciling and paying ticket agencies is based on transaction-specific convention data. In addition, information regarding cancellations and "no-shows" need to be accurately communicated in order to reconcile commission payments.

Registrations by exhibitors for conventions are made by direct registrations by the traditional methods of telephone or facsimile machine to ascertain rates, features and availability and to make registrations. Increasingly, individuals can conduct all aspects of this transaction by central registration and websites.

Registrations by guests for conventions are made either directly by individual travelers or indirectly by intermediaries. Individual travelers typically make direct registrations by the traditional methods of telephone or facsimile machine to ascertain rates, features and availability and to make registrations. Increasingly, individuals can conduct all aspects of this transaction by central registration and ticket agencies websites. Intermediaries for convention registration access information either by telephone, facsimile machine or websites.

A number of current trends are affecting the convention industry:

     o The convention industry has been shifting from manual to electronic means of making guest or exhibitor registrations. As more conventions become electronically bookable, we expect that electronic convention registrations will increase substantially in the United States during the next several years.

     o An increasing number of individual travelers and exhibitors are making convention registrations electronically on the Internet.

     o Convention commissions are becoming increasingly important to ticket agencies as a source of revenue. Ticket agencies desire to increase their revenue by making more convention registrations to offset the effects of increased competition among ticket agencies.

     o Participants in the ticket industry increasingly desire detailed, customized information regarding convention distribution that can be delivered in a timely manner. Much of the information currently available regarding convention distribution does not contain in-depth detail about the information that is valuable to a potential guest.

Products and Services.
----------------------


We plan to continue developing our convention registration software, which is designed specifically for booking and billing of registration, classrooms and exhibitors. Our software currently has the ability to process registrations of guests and exhibitors and classifies them by type. All receivable functions, including billing, cash collection and receipt printing, are also provided by our software, which is also capable of generating tax receipts for professional courses taken. Our software is designed to be multi- user and can handle conventions from 2,500 to 10,000 delegates. Our software also has a messaging system that allows monitors to be placed around the convention so delegates could retrieve their messages. Our software is currently using the OS/2 platform and has been adapted touse a Unix based system.


We do not have a website. Most of our competitors maintain an Internet presence,
-------------------------
which includes websites and some Internet advertising. We do not currently have a website and this places us at a competitive disadvantage. One of our goals is to establish a website to serve as a digital community for businesses and convention attendees. A community website allows interaction and exchange of information between businesses and consumers. For example, our proposed convention community website would allow business and consumers to interact regarding new products, and up-to-date information regarding conventions within the United States and elsewhere, for both the businesses involved and individual attendees. Our proposed digital community website could be developed to allow users to interact with other convention contributors and attendees and obtain advice, products and services from vendors, as well as purchase our software and related products. However, we do not currently have capital available to design and maintain such a website.

Internet Advertising. If we raise sufficient capital to develop a website, we
---------------------
believe that we will be able to generate advertising revenues from companies seeking to advertise their products and services to the convention community, such as venues, catering companies, etc., and desire to advertise our on website. According to the Internet Ad Bureau's article entitled "What Advertising Works," which was compiled by Forrester Research, Inc., an independent research firm that analyzes the future of technology change and its impact on businesses, consumers, and society, the Internet is emerging as a desirable method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors.

According to the Internet Ad Bureau's Internet Ad Revenue Report dated April 18, 2000, which is conducted independently by PricewaterhouseCoopers, many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. The Internet Ad Revenue Report also specifies that larger companies will begin to allocate significant portions of their total advertising budgets for Internet advertising. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.

Our Target Markets and Marketing Strategy. Our intended sales strategy is to
------------------------------------------
focus on targeted markets by a direct sales force responsible for demonstrating and selling our software products. The primary functions of the direct sales force are: (i) to ensure that existing and potential customers in each territory are being contacted regularly, (ii) to differentiate the features and capabilities of our products from competitive products, (iii) to assist customers with the implementation of their products and (iv) to serve as a direct link to assure quality and timely customer support. In addition, we believe that the direct sales staff helps to monitor changing customer requirements, as well as the development of industry standards. Employing such a sales force will require additional capital, which we currently do not have.

As an alternative, we are planning to use controlled circulation publications and other print advertising methods in conjunction with our planned website, to reach the market. We expect to maintain a presence in the industry by promoting our products at selective trade shows, as part of our promotional activities. Trade shows should give us the opportunity to enhance our image, establish business relationships, meet with industry analysts and press, as well as research the market and the competition.

Our marketing strategy is to promote our services and products and establish and attract businesses to our website. We anticipate that our marketing initiatives will be limited by our lack of capital, but will include:

     o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and financially-oriented magazines and special interest magazines;
     o    establishing our own website with links to industry focused websites;
     o    advertising by direct mail;
     o    presence at industry tradeshows; and
     o entering into affiliate marketing relationships with website providers to increase our access to Internet business consumers.

Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website, once we establish a website. Such marketing increases access to users because the users of other websites may visit our proposed website as a result of those links or banner advertisements.


Our Competition. The markets in which we anticipate competing are intensely
----------------
competitive, subject to rapid change, and significantly affected by new product introductions and related marketing activities of industry participants. Our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources than us, significantly greater name recognition and a large installed base of customers. Many of our current competitors have established cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs. These cooperative relationships may limit our ability to sell our products. Accordingly, we are at a competitive disadvantage, especially as we require additional funds to effect our business plan and develop our software. We expect that the competition in this industry will become even more intense as a result of software industry consolidation. Increased competition is likely to result in price reductions, fewer customer orders, reduced margins and loss of market share, all of which will make it harder to market our software. In addition to these well-established competitors, because there are relatively low barriers to entry in the software market, we may encounter additional competition from many established and emerging companies in related industries, such as the travel industry.


Competitors possess industry-specific expertise that may enable them to offer a solution where they already have a reputation among potential customers. There can be no assurance that these competitors, almost all of whom have significantly greater resources than we do, will not market software that has the same features as our software, at a lower price. It is also possible, and even probable given the history of the industry, that new competitors or alliances among competitors will emerge and rapidly acquire significant market share, placing us at a further competitive disadvantage.

Proprietary Rights. Our ability to compete effectively will also depend, in
-------------------
part, upon our ability to preserve our trade secrets and operate without infringing the proprietary rights of other parties.

Our Research and Development. We are not currently conducting any research and
-----------------------------
development activities and we have not done so since acquiring our current convention software. We do not anticipate conducting such activities in the near future because of our need for capital. Unless we expend funds for research and development, it is unlikely that we will be able to compete successfully against our major competitors in the convention software industry.

Employees. As of the date of this Memorandum, we have 1 employee, our president,
----------
Mr. Buckley. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues or, in the alternative, raise capital from the sale of our securities. We believe our future success depends in large part upon the continued service of our Mr. Buckley and our ability to attract and retain managerial personnel.

Facilities. Our executive, administrative and operating offices are located at
-----------
7828 Birch Bay Drive JL404, Blaine, Washington.

Management's Discussion and Analysis of Financial Condition and Results of
--------------------------------------------------------------------------
Operations
----------


Liquidity and Capital Resources. We were incorporated on August 12, 1998, and
--------------------------------
our only material expenses have been start up and general and administrative expenses totaling approximately $46,045 from inception to December 31, 2001. Our only current sources of capital are cash currently maintained in our bank accounts and the future sale of our equity securities. We will require additional financing, but there is no assurance that such additional financing will be available. We have an outstanding loan from Firm Foundation, one of our shareholders, of $34,520. The loan is unsecured, non-interest bearing, and payable on demand. There are also eleven outstanding promissory notes, each in the amount of $900, held by our stockholders Ralph Bromley, Ingrid Wagner, David DeVries, Luke Stack, Dave Goertz, 453816 BC Ltd., Joanna DeVries, Ken Hogenes, Tim Bates (assigned to Peter Buckley, our sole officer and director), Bob Young and Sandra DeVries at December 31, 2001 which were unsecured, non-interest bearing and due on March 16, 2001. These loans are now in default.


Results of Operations. We have not yet realized any revenue from operations and
----------------------
we do not expect to be able to generate any revenues until we further modify our existing software.

Our Plan of Operation for the Next Twelve Months. Our plan of operation is
-------------------------------------------------
materially dependent on our ability to obtain additional financing, either through loans from shareholders, loans from third parties, or from the sale of our securities. We do not anticipate generating any revenues in the next twelve months. Our preliminary plan to raise additional capital is to borrow funds from our shareholders.

In order to effectuate our business plan we require significant capital. We expect that our expenses for the next twelve months necessary to effectuate our business plan will be approximately $400,000.

If we are able to raise such funds, we would use them as follows:

     o $200,000 would be used to pay software development costs and fees to further develop of our software to Exan Technologies, the original software developer;
     o    $20,000 would be used to lease larger facilities;
     o $50,000 would be used for professional fees, including legal and accounting fees necessary for an offering of our common stock to raise further capital;
     o $30,000 would be used for office furnishings and equipment for our larger facilities, including computer equipment;
     o    $10,000 would be used for website development; and
     o    $90,000 would be used for working capital.

We must modify and improve our software if we are to be competitive in the convention software solution industry, and this is our most important step we must take if we are to generate revenues. Even if we raise sufficient funds to hire Exan Technologies to improve our software, there is a significant risk that our competitors will remain ahead of us in the development of their competing software solutions.

If we are unable to raise sufficient capital, either through loans from our shareholders or the sale of our securities, we will be forced to limit our operations. In that case, our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to continue in existence, such as administrative and basic utility expenses.

There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of the products we intend to retail. However, our prediction for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could fail as a result of a number of factors.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held
--------------------
the following property:


================================================================================
Property                                   December 31, 2001
----------------------------------------   -------------------------------------
Cash                                       $140.00
Software                                   $0.00 (fully depreciated)
================================================================================


Our Facilities. Our sole officer and director is currently providing us with
---------------
office space at no charge.

Certain Relationships and Related Transactions
----------------------------------------------

Our sole officer and director, Peter Buckley, is the brother-in-law of John DeVries, who is the sole shareholder, president and director of Firm Foundation, and is the uncle of David DeVries. Collectively, David DeVries and John DeVries, through his ownership of Firm Foundation, beneficially own 1,283,125 shares of our common stock.

Related Party Transactions.
---------------------------

In the period from August 12, 1998, to December 31, 1998, we incurred professional fees amounting to $9,500.00, charged to general and administrative expenses, from BCM Investments, Inc., a corporation controlled by one of our largest stockholders. The transaction was in the normal course of our business and has been recorded in our financial statements at the amount paid, which is estimated to equal the fair value of those services.


We acquired our software from Trans-National Software Distributors, Ltd. by the issuance of 9,371,905 shares of our $.001 par value common stock to that company, which stock ultimately was distributed to the existing shareholders of Trans-National. The shares issued in the transaction involving Trans-National were valued at $9,372, or par value. Peter Buckley was an officer, director, and shareholder of Trans-National at the time of that transaction, and he determined the value of the computer software which was transferred.

We have an outstanding loan from Firm Foundation, one of our shareholders, of $34,520. The loan is unsecured, non-interest bearing, and payable on demand. There are also eleven outstanding promissory notes, each in the amount of $900, held by our stockholders Ralph Bromley, Ingrid Wagner, David DeVries, Luke Stack, Dave Goertz, 453816 BC Ltd., Joanna DeVries, Ken Hogenes, Tim Bates (assigned to Peter Buckley, our sole officer and director), Bob Young and Sandra DeVries at December 31, 2001 which were unsecured, non-interest bearing and due on March 16, 2001. The promissory notes are now in default.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any
----------------------------
exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that website is http://www.sec.gov.
           -------------------

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register pursuant to the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is two hundred seventy-one
(271).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted
-----------------------
by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and significance of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the size and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

We currently have only one director and one officer, Peter Buckley. He therefore currently controls his own compensation.

Summary Compensation Table. Mr. Buckley, our Chief Executive Officer, does not
---------------------------
receive, nor has he ever received, any compensation from the company. We anticipate compensating Mr. Buckley, and any future executive officers, only if we obtain adequate financing which would enable us to do so after paying all other necessary operating expenses.


Compensation of Directors. Our sole director, Peter Buckley, is also our only
--------------------------
employee. He receives no extra compensation for his service on our Board of Directors.

Financial Statements
--------------------

                              Financial Statements

                              Z O M E X   D I S T R I B U T I O N   I N C .

                              (A Development Stage Enterprise)

                              $ United States

                              December 31, 2001 and 2000

INDEPENDENT AUDITORS' REPORT


To the Directors and Stockholders of Zomex Distribution Inc.

We have audited the balance sheets of Zomex Distribution Inc. (a development stage enterprise) as at December 31, 2001 and 2000 and the related statements of loss, stockholders' deficiency and comprehensive loss and cash flows for each of the years in the three year period ended December 31, 2001 and the period from inception (August 12, 1998) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zomex Distribution Inc. as at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2001 and the period from inception (August 12, 1998) to December 31, 2001, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has not generated revenues and has an accumulated deficit since inception of $55,417 to December 31, 2001. These factors, among others, as discussed in note 1(a), raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



signed "KPMG LLP"

Chartered Accountants

Kelowna,Canada

March 14, 2002

ZOMEX DISTRIBUTION INC.
(A Development Stage Enterprise)
Balance Sheets

$ United States

December 31, 2001 and 2000

=======================================================================================
                                                                  2001         2000
---------------------------------------------------------------------------------------

Assets

Current assets
     Cash                                                   $       140    $       200

Software                                                          9,372          9,372
Accumulated depreciation                                         (9,372)        (9,372)
---------------------------------------------------------------------------------------
                                                                   -              -

---------------------------------------------------------------------------------------
                                                            $       140    $       200
=======================================================================================

Liabilities and Stockholders' Deficiency

Current liabilities:
    Accounts payable and accrued liabilities                $     1,765    $      -
    Promissory notes (note 2)                                     9,900          9,900
    Stockholder loan (note 3)                                    34,520           -
---------------------------------------------------------------------------------------
                                                                 46,185          9,900

Stockholders' deficiency
    Capital stock
      Authorized:
          10,000,000 non-voting preferred shares with a
                     par value of $0.001 each
         100,000,000 common shares with a par value of
                     $0.001 each
      Issued:
           9,371,905 common shares                                9,372          9,372
    Deficit accumulated during the development stage            (55,417)       (19,072)
---------------------------------------------------------------------------------------
                                                                (46,045)        (9,700)

---------------------------------------------------------------------------------------
                                                            $       140    $       200
=======================================================================================


See accompanying notes to financial statements.


Approved by the Board:

                                    , Director
------------------------------------


                                    , Director
------------------------------------

ZOMEX DISTRIBUTION INC.
(A Development Stage Enterprise)
Statements of Loss

$ United States

=====================================================================================================================
                                                        From
                                                   Inception
                                           (August 12, 1998)                     Year ended December 31,
                                             to December 31,                     -----------------------
                                                        2001              2001               2000               1999
---------------------------------------------------------------------------------------------------------------------

Expenses
     General and administrative                $      46,045      $     36,345        $        60      $          50
     Depreciation                                      9,372              -                 4,686              4,686
---------------------------------------------------------------------------------------------------------------------
                                                      55,417            36,345              4,746              4,736

---------------------------------------------------------------------------------------------------------------------
Loss                                           $     (55,417)     $     36,345        $    (4,746)     $      (4,736)
=====================================================================================================================


Weighted average number of common
  shares outstanding, basic and diluted            7,878,163         9,371,905          9,371,905          7,934,024

Loss per common share, basic and diluted       $      (0.01)      $     (0.00)        $    (0.00)      $       (0.00)
=====================================================================================================================


See accompanying notes to financial statements.

ZOMEX DISTRIBUTION INC.
(A Development Stage Enterprise)
Statement of Stockholders' Deficiency and Comprehensive Loss

$ United States

Years ended December 31, 2001,  2000 and 1999 and period from inception  (August
12, 1998) to December 31, 1998

========================================================================================
                                       Capital Stock             Deficit
                                  -----------------------    Accumulated
                                       Common Shares          During the
                                       -------------         Development
                                  Number           Amount          Stage         Total
----------------------------------------------------------------------------------------


Balance at inception,
  (August 12, 1998)                    -       $     -       $      -       $     -

Comprehensive loss
  Loss                                 -             -            (9,590)       (9,590)

----------------------------------------------------------------------------------------
Balance, December 31, 1998             -             -            (9,590)       (9,590)

Shares issued on acquisition
  of software                     9,371,905         9,372           -            9,372

Comprehensive loss
  Loss                                 -             -            (4,736)       (4,736)

----------------------------------------------------------------------------------------
Balance, December 31, 1999        9,371,905         9,372        (14,326)       (4,954)

Comprehensive loss
  Loss                                 -             -            (4,746)       (4,746)

----------------------------------------------------------------------------------------
Balance, December 31, 2000        9,371,905         9,372        (19,072)       (9,700)

Comprehensive loss
  Loss                                 -             -           (36,345)      (36,345)

----------------------------------------------------------------------------------------
Balance, December 31, 2001        9,371,905    $    9,372    $   (55,417)   $  (46,045)
========================================================================================


See accompanying notes to financial statements.

ZOMEX DISTRIBUTION INC.
(A Development Stage Enterprise)
Statements of Cash Flows

$ United States

======================================================================================================================
                                                        From
                                                   Inception
                                            (August 12, 1998)                    Year ended December 31,
                                              to December 31,                    -----------------------
                                                         2001             2001               2000               1999
----------------------------------------------------------------------------------------------------------------------

Cash provided by (used in):

Operating activities
     Cash paid to service providers (note 4)     $    (44,280)     $   (34,580)      $        (60)     $         (50)

Financing activities
     Loan from stockholder                             34,520           34,520                -                 -
     Proceeds from issuance of
        promissory notes                               16,200              -                  -                 -
     Repayment of promissory notes                     (6,300)             -                  -                 -
----------------------------------------------------------------------------------------------------------------------
                                                       44,420           34,520                -                 -

----------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash                               140              (60)               (60)               (50)

Cash, beginning of period                                 -                200                260                310

----------------------------------------------------------------------------------------------------------------------
Cash, end of period                              $        140      $       140                200      $         260
======================================================================================================================

Supplemental cash flow information:
     Interest paid                               $        -        $      -                   -        $        -
     Income taxes paid                                    -               -                   -                 -
======================================================================================================================

Non-cash financing activities:
     Shares issued on acquisition
        of software                              $      9,372      $      -                   -        $       9,372
======================================================================================================================


See accompanying notes to financial statements.

ZOMEX DISTRIBUTION INC.
(A Development Stage Enterprise)
Notes to Financial Statements

$ United States

Years ended December 31, 2001, 2000 and 1999

================================================================================

The Company was incorporated under the laws of the State of Nevada on August 12, 1998. The Company's principal activity is software development.

1.   Significant accounting policies:

     (a)  Going concern

          These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. As shown in the financial statements, the Company has not generated revenues and has an accumulated deficit since inception of $55,417. As at December 31, 2001, the Company is default of certain promissory notes and had a working capital deficiency of $46,045. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and to receive continued financial support from its stockholders and other investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

          Management's plans with respect to generating future profitable operations include the development of its software. In addition, management anticipates that certain stockholders will provide additional funds in the form of stockholder loans to finance continued operations and that the Company will be able to obtain additional funding through public or private sales of its securities. Such financing may not be available or may not be available on reasonable terms. The resolution of this going concern issue is dependent on the realization of management's plans. If management is unsuccessful in raising financing, the Company will be required to cease operations.

     (b)  Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Management reviews these estimates on an annual basis and, where necessary, makes adjustments prospectively.

     (c)  Software

          Software  is  recorded  at  cost.   Depreciation   is  provided  on  a
          straight-line basis over 2 years.

     (d)  Loss per share

          Basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. As the Company has a loss in each of the periods presented, basic and diluted loss per share are the same.

ZOMEX DISTRIBUTION INC.
(A Development Stage Enterprise)
Notes to Financial Statements (continued)

$ United States

Years ended December 31, 2001, 2000 and 1999

================================================================================

1.   Significant accounting policies (continued):

     (e)  Income taxes

          The Company accounts for income taxes by the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Although the Company has loss carryforwards available, no amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

     (f)  Financial instruments

          The fair value of cash and accounts payable and accrued liabilities approximate their carrying value due to the relatively short period to their maturity. The fair value of promissory notes payable and the stockholder loan are not determinable due to the related party nature of the amounts and absence of an active trading market for such instruments. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.


2.   Promissory notes:

     The promissory notes are unsecured, non-interest bearing and were due on March 16, 2001. All of the promissory notes are payable to related parties who are stockholders of the Company. The note holders have taken no action to enforce repayment.

3.   Stockholder loan:

     The stockholder loan is unsecured, non-interest bearing and is due on demand.

ZOMEX DISTRIBUTION INC.
(A Development Stage Enterprise)
Notes to Financial Statements (continued)

$ United States

Years ended December 31, 2001, 2000 and 1999

================================================================================

4.   Supplementary cash flow information:

     Reconciliation of loss to cash used in operating activities

     ====================================================================================================
                                                    From
                                               Inception
                                        (August 12, 1998)              Year ended December 31,
                                         to December 31,               -----------------------
                                                    2000           2001            2000            1999
     ----------------------------------------------------------------------------------------------------

     Loss                                   $    (55,417)   $   (36,345)     $   (4,746)     $   (4,736)
     Non-cash item - depreciation                  9,372           -              4,686           4,686
     Change in non-cash operating
     working capital:
           Accounts payable                        1,765          1,765            -               -

     ----------------------------------------------------------------------------------------------------
     Cash used in operating activities      $    (44,280)   $   (34,580)     $      (60)     $      (50)
     ====================================================================================================

5.   Related party transaction:

     In the year ended December 31, 1999, the Company acquired software from a corporation in exchange for the issuance of common shares. The transaction did not result in a substantial change of ownership of the software as the vendor, which obtained a controlling block of the Company's shares, controlled the software before and after the transaction. Accordingly, the transaction has been recorded at the software's historical cost basis to the vendor as determined under generally accepted accounting principles.

Changes in and Disagreements with Accountants on Accounting and Financial
-------------------------------------------------------------------------
Disclosure
----------

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                     EXPERTS


Our financial statements as at and for years ended December 31, 2001 and 2000 and for each of the years in the three year period ended December 31, 2001 and for the periods from inception (August 31, 1998) to December 31, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by KPMG LLP and are included in reliance upon the report of KPMG LLP and upon the authorization of such firm. The report of KPMG LLP on the December 31, 2001 financial statements includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding our company and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Section 78.7502 of the Nevada General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or by reason of his or her being or having been a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.7502 of the Nevada General Corporation Law also provides for mandatory indemnification to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of certain claims, issues or matters.

Article VIII of our Articles of Incorporation provides thatwe shall indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he or she is or was serving at our request as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith or in a manner he or she reasonably believed to be in our best interests. With respect to any criminal action or proceeding, he or she must have had no reasonable cause to believe his or her conduct was unlawful. Article VIII of our Articles of Incorporation also provides that:

     o we shall indemnify any officer or director who has been successful on the merits, or otherwise, in defense of any action, suit, or proceeding against all expenses reasonably incurred by him or herin connection with out the necessity of an independent determination that such director or officer met any appropriate standard of conduct;
     o such indemnification shall continue as to any person who has ceased to be an officer or director; and
     o we shall have the power to make any other or further indemnification except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by our board of directors, or duly authorized by a majority of our shareholders.

Article IX of our Articles of Incorporation provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing shall not apply to any liability of a director for any action for which the Nevada Business Corporation Act proscribes this limitation, and then only to the extent that this limitation is specifically proscribed.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into
---------------------------
indemnification agreements with each of our directors and executive officers pursuant to which we will agree to indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director. To be entitled to indemnification by us, such director and officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful. We currently have only one officer and director, Peter Buckley, but we have not yet entered into any indemnification agreement with him.

(begin boldface)
Insofar as indemnification for liabilities resulting from the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. (end boldface)

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.


          ===============================================================
          Registration Fees                Approximately         $223.99
          Transfer Agent Fees              Approximately         $500.00
          Costs of Printing and Engraving  Approximately         $400.00
          Legal Fees                       Approximately      $10,000.00
          Accounting Fees                  Approximately      $10,000.00
          ===============================================================


Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:


Our shareholders received their shares as a result of our purchase of a software program known as "Convention System" from Trans-National Software Distributors, Ltd. in exchange for 9,371,905 of our common shares. We therefore issued our common shares directly to the Trans-National Software Distributors, Ltd. shareholders in exchange for the asset transfer of the Convention System computer software. This transaction took place on February 26, 1999. All of the selling shareholders were originally shareholders of Trans-National Software Distributors, Ltd.

The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission.


Exhibits
--------

Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.             Underwriting Agreement (not applicable)

3.1            *Articles of Incorporation
               (Charter Document)

3.2            *Bylaws

5.             *Opinion Re: Legality

8.             Opinion Re: Tax Matters (not applicable)

10.            *Bill of Sale and Exchange Agreement

11.            *Statement Re: Computation of Per Share Earnings

15. Letter on unaudited interim financial information (not applicable)


23.1           Consent of Independent Accountants


23.2           *Consent of Counsel

24.            *Power of Attorney


* Previously filed with the Securities and Exchange Commission on July 25, 2001 as exhibits to our Registration Statement on Form SB-2.
**   Included in Exhibit 5


Undertakings
------------

A. Insofar as indemnification for liabilities arising pursuant to the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification regarding such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, litigation or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events occuring after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability pursuant to the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Amendment No. 2 to our Registration Statement to be signed on our behalf by the undersigned, in the city of Kelowna, British Columbia, Canada, on April 8, 2002.


                                        Zomex Distribution, Inc.,
                                        a Nevada corporation

                                        By:  /s/ Peter Buckley
                                             --------------------------------
                                             Peter Buckley
                                        Its: President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this day of April 8, 2002, the following persons in the capacities and on the dates stated:



/s/ Peter Buckley
-------------------------------------
Peter Buckley
Director